Exhibit 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that (i) this statement on Schedule 13D has been adopted and filed on behalf of each of them and (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: December 13, 2021

COMCAST CORPORATION

By:	/s/ Elizabeth Wideman
Name: Elizabeth Wideman
Title: Senior Vice President, Senior Deputy General Counsel and Assistant Secretary

NBCUNIVERSAL, LLC

By:	/s/ Elizabeth Wideman
Name: Elizabeth Wideman
Title: Senior Vice President and Assistant Secretary

NBCUNIVERSAL MEDIA, LLC

By:	/s/ Elizabeth Wideman
Name: Elizabeth Wideman
Title: Senior Vice President and Assistant Secretary